Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of Noranda Aluminum Holding Corporation (the “Company”) hereby constitutes and appoints Layle K. Smith, Robert B. Mahoney and Gail E. Lehman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to a Registration Statement on Form S-3 with respect to the registration under the Securities Act of 1933 (as amended, the “Securities Act”) of an offering of securities of the Company, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Name and Title	Date

/S/ LAYLE K. SMITH Layle K. Smith	President, Chief Executive Officer and Director	March 7, 2011

/S/ ROBERT B. MAHONEY Robert B. Mahoney	Chief Financial Officer	March 7, 2011

/S/ WILLIAM H. BROOKS William H. Brooks	Director and Chairman of the Board of Directors	March 7, 2011

/S/ ERIC L. PRESS Eric L. Press	Director	March 7, 2011

/S/ GARETH TURNER Gareth Turner	Director	March 7, 2011

/S/ M. ALI RASHID M. Ali Rashid	Director	March 7, 2011

/S/ MATTHEW H. NORD Matthew H. Nord	Director	March 7, 2011

/S/ MATTHEW R. MICHELINI Matthew R. Michelini	Director	March 7, 2011

/S/ SCOTT KLEINMAN Scott Kleinman	Director	March 7, 2011

/S/ ALAN H. SCHUMACHER Alan H. Schumacher	Director	March 7, 2011

/S/ THOMAS R. MIKLICH Thomas R. Miklich	Director	March 7, 2011

/S/ ROBERT KASDIN Robert Kasdin	Director	March 7, 2011

/S/ RICHARD B. EVANS Richard B. Evans	Director	March 7, 2011